SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                                FORM 8-K

                             CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  September 14, 1999
                                                     ------------------

                      Commission File Number 0-404
                                             -----

                THE CONNECTICUT LIGHT AND POWER COMPANY
                ----------------------------------------
          (Exact name of registrant as specified in its charter)


               CONNECTICUT                      06-0303850
               -----------                      ----------

     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


        SELDEN STREET, BERLIN, CONNECTICUT             06037-1616
     -------------------------------------------------------------
     (Address of principal executive offices)          (Zip Code)


                            (860) 665-5000
                            --------------
         (Registrant's telephone number, including area code)


                            Not Applicable
                            --------------
    (Former name or former address, if changed since last report)

Item 5. Other Events

   Proposed Sale of the Millstone Units

On September 15, 1999, NU announced that the Millstone Station nuclear power plant assets of its subsidiaries The Connecticut Light and Power Company (CL&P) and Western Massachusetts Electric Company (WMECO) will be put up for public auction as soon as practical. NU also announced that none of its subsidiaries would be bidding in the auction.

CL&P is required under Connecticut restructuring legislation to divest its nuclear assets by January 1, 2004. WMECO is not required under the Massachusetts restructuring act to divest its nuclear assets but it had informed the Massachusetts Department of Telecommunications and Energy that it would do so by January 1, 2004. Management believes that an earlier auction would allow NU to take advantage of the current interest in New England nuclear plants and to resolve the uncertainty for its employees, customers and shareholders over the timing of the ultimate sale.

The details of the proposed auction process currently are under development. Management expects the auction process will begin with the filing, in November 1999, of a divestiture plan with the Connecticut Department of Public Utilities Control (DPUC). Under terms of the deregulation legislation, the DPUC will engage an independent consultant to conduct the auction process. The final transfer of their Millstone assets is expected to occur sometime in 2001.

The auction will include CL&P's 81% share of Millstone Unit 2, and its 53 percent share of Millstone Unit 3, as well as WMECO's 19 percent and 12 percent interests respectively in these units. In addition, when a pending settlement between NU/Public Service Company of New Hampshire (PSNH) and the State of New Hampshire is approved, it is expected that PSNH's 2.95 percent share of Millstone Unit 3 also will be included. CL&P and WMECO will also be proposing that Millstone Unit 1, currently being decommissioned, be included in the auction. CL&P's, WMECO's and PSNH's net book investment in the three Millstone units as of December 31, 1998 are $1.750 billion, $365 million and $83.3 million, respectively.

The 36 percent share of the Seabrook Nuclear Station in New Hampshire owned by NU's subsidiary North Atlantic Energy Corporation also will be put up for public auction; however, no date will be set for that auction, at least until final approval is received for the settlement agreement between NU/PSNH and the State of New Hampshire. Once that agreement is approved, NU anticipates that CL&P's 4.06 percent share of Seabrook will also be sold in the auction.

	For more information regarding this matter, see NU's quarterly reports on Form 10-Q for the quarters ending March 31, 1999 and June 30, 1999 and
NU's 1998 Annual Report on Form 10-K.




                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          THE CONNECTICUT LIGHT AND POWER COMPANY
                          ---------------------------------------
                                        Registrant




Date  September 24, 1999         By   /s/ Randy A. Shoop
     --------------------            ------------------------------------
                                        Randy A. Shoop
                                        Treasurer